P05000130265

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Letter filed for use of name

Office Use Only

800245091868

02/28/13--01015--014 **43.75

FILED
13 APR -1 AM 10 31
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

NC

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: LEAGUE NOW HOLDINGS CORPORATION

DOCUMENT NUMBER: P05000130265

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

HAIM YEFFET
Name of Contact Person

NYBD Holding Inc.
Firm/ Company

155 E Flagler St.
Address

MIAMI, FLA 33131.
City/ State and Zip Code

HAIMYEFFET@yahoo.com.
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

_______________________ at (______) _______________
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 1, 2013

HAIM YEFFET
155 E. FLAGLER ST.
MIAMI, FL 33131

SUBJECT: LEAGUE NOW HOLDINGS CORPORATION
Ref. Number: P05000130265

We have received your document for LEAGUE NOW HOLDINGS CORPORATION and your check(s) totaling $43.75. However, the enclosed document has not been filed and is being returned for the following correction(s):

The name designated in your document is unavailable since it is the same as, or it is not distinguishable from the name of an existing entity.

Please select a new name and make the correction in all appropriate places. One or more major words may be added to make the name distinguishable from the one presently on file.

Adding "of Florida" or "Florida" to the end of a name is not acceptable.

The document number of the name conflict is P12000026147.

The above listed entity was administratively dissolved or its certificate of authority was revoked for failure to file the 2012 annual report. The entity must be reinstated before this document can be filed.

The total amount due to reinstate is $900.00.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6050.

Carol Mustain
Regulatory Specialist II

Letter Number: 013A00004939

NYBD
HOLDING CO.INC.
155 EAST FLAGLER SYREET
MIAMI, FLORIDA 33131

March 25, 2013,

Florida Department Of State

Division of Corporations

Clifton Building

2661 Executive Center Circle

Tallahassee, Florida 32301

Ladies and Gentlemen:

Please be advised that NYBD Holding Inc. has no intention on revoking the Dissolution, or reactivating NYBD Holding Inc. at any time.

If you have any questions please feel free to contact me or call me at 305-333-5060

Haim Yeffet
Chief Executive Officer President

Articles of Amendment
to
Articles of Incorporation
of

LEAGUE NOW HOLDINGS CORPORATION.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000130265

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

NYBD HOLDING. INC.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

13 APR - 1 AM 10:31 FILED SECRETARY OF STATE TALLAHASSEE, FLORIDA

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

155 E Flagler St
MIAMI, FLA 33131

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

155 E Flagler St.
MIAMI, FLA. 33131.

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

pLEASE change the authorized shares of 100,000,000. to 250,000,000.

The date of each amendment(s) adoption: 2/20/13

Effective date if applicable: 3-13-2013

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 3-13-2013.

Signature [signature] Pres.

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

HAIM YEFFET.

(Typed or printed name of person signing)

PRESIDENT

(Title of person signing)